Exhibit 21.1
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         KING POWER INTERNATIONAL GROUP CO., LTD.
         SIGNIFICANT SUBSIDIARIES AND
         JURISDICTIONS OF INCORPORATION

         Name                   Jurisdiction of Incorporation   Percentage Owned

King Power Tax Free
Co., Ltd.                                  Thailand                  99.94%

King Power Duty Free
Co., Ltd.                                  Thailand                  94.95%

King Power International Group
(Thailand) Co., Ltd.                       Thailand                  99.93%